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                                                                     EXHIBIT 3.2


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                          OF THE TRIZETTO GROUP, INC.,
                             A DELAWARE CORPORATION
                        (Pursuant to Section 242 and 245)

         The undersigned, Jeffrey H. Margolis, hereby certifies that:

         ONE:  He is the President of said corporation.

         TWO: The corporation was originally incorporated under the name M C Health Holdings, Inc.; the original Certificate of Incorporation of said corporation was originally filed with the Secretary of State of Delaware on May 27, 1997.

         THREE: The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on April 29, 1998.

         FOUR: A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on October 28, 1998.

         FIVE: A subsequent Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on April 8, 1999.

         SIX: The Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                    ARTICLE 1

         The name of this corporation is The TriZetto Group, Inc. (the "Corporation").

                                    ARTICLE 2

         The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Dover, County of Kent, Delaware 19901. The name of the Corporation's registered agent at that address is National Registered Agents, Inc.

                                    ARTICLE 3

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.

                                    ARTICLE 4

         The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is 45,000,000 shares. The total number of shares of Common Stock which the Corporation shall have authority to issue is 40,000,000 shares, $0.001 par value per share. The total number of shares of Preferred Stock which the Corporation shall have authority to issue is 5,000,000 shares, $0.001 par value per share. The Preferred Stock may be issued from time to time, in one or more

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series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof.

         The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate as required by the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and relative, participating, optional or other special rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

                                    ARTICLE 5

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and elections of directors need not be by written ballot unless otherwise provided in the Bylaws. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors either by a resolution or Bylaw adopted by the affirmative vote of a majority of the entire Board of Directors.

         Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware Statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the Bylaws of the Corporation.

                                    ARTICLE 6

         A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or
(iv) for any transaction from which the director derives an improper personal benefit.

         This Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or while a director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided; however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article 6 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

         If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the


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directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article 6 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE 7

         The Board of Directors shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

         Notwithstanding the foregoing provision of this Article 7, the Bylaws may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least 66-2/3% of the outstanding voting stock of the Corporation, voting together as a single class.

                                    ARTICLE 8

         The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the number of authorized directors by three, and if a fraction is also contained in such quotient then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the extra directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors of the Corporation as of the date of filing of this Amended and Restated Certificate of Incorporation are hereby each assigned to a class, and the director assigned to Class I shall serve for a term ending on the date of the annual meeting in 2000, the directors assigned to Class II shall serve for a term ending on the date of the annual meeting in 2001, and the directors assigned to Class III shall serve for a term ending on the date of the annual meeting in 2002.

         The members of the present Board of Directors are allocated as follows:

            CLASS I              CLASS II              CLASS III
            -------              --------              ---------

         Paul F. LeFort       Peter D. Mann        Donald J. Lothrop
                            William E. Fisher     Jeffrey H. Margolis

         In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the number of directors in the respective classes into conformity with the formula in this Article 8, as applied to the new number of directors.

         Notwithstanding any of the foregoing provisions of this Article 8, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. A director may be removed by the stockholders only for cause. Should a vacancy occur or be created, the remaining directors (even though less than a quorum) may fill the vacancy for the full term of the class in which the vacancy occurs or is created.


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                                    ARTICLE 9

         No action shall be taken by the stockholders except at an annual or special meeting of stockholders. The stockholders may not take action by written consent.

                                   ARTICLE 10

         Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board, or by a majority of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons. The stockholders may not call a special meeting.

                                   ARTICLE 11

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation; provided, however, that no amendment, alteration, change or repeal may be made to Article 5, 8, 9, 10 or 11 without the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the Corporation, voting together as a single class.

         SEVEN: The foregoing Amended and Restated Certificate of Incorporation has been approved by the Board of Directors in accordance with Section 141(i) of the General Corporation Law of the State of Delaware.

         EIGHT: The foregoing Amended and Restated Certificate of Incorporation has been approved by the stockholders of the Corporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         NINE: The foregoing Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, THE TRIZETTO GROUP, INC. has caused this certificate to be signed by the undersigned, and the undersigned has executed this certificate and affirms the foregoing as true and under penalty of perjury this ___ day of ____________ 1999.

                                        Jeffrey H. Margolis, President


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